Exhibit 99.1
News

KeyCorp 127 Public Square Cleveland, OH 44114

CONTACTS:	ANALYSTS Vernon L. Patterson 216.689.0520 Vernon_Patterson@KeyBank.com Christopher F. Sikora 216.689.3133 Chris_F_Sikora@KeyBank.com	MEDIA William C. Murschel 216.828.7416 William_C_Murschel@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom
FOR IMMEDIATE RELEASE
KEYCORP REPORTS FOURTH QUARTER AND 2009 RESULTS
•	Net loss from continuing operations of $.30 per common share for the fourth quarter

•	Net interest margin improves to 3.04%, up 24 basis points from the prior quarter

•	Nonperforming assets decline by $289 million from the prior quarter

•	Loan loss reserve increased to $2.5 billion, or 4.31% of total loans

•	Capital and liquidity positions remain strong

•	Tier 1 risk-based capital ratio of 12.68%; Tier 1 common equity ratio of 7.46%

•	$7.5 billion in new or renewed lending commitments originated
          CLEVELAND, January 21, 2010 — KeyCorp (NYSE: KEY) today announced a fourth quarter net loss from continuing operations attributable to Key common shareholders of $258 million, or $.30 per common share. These results compare to a net loss from continuing operations attributable to Key common shareholders of $524 million, or $1.07 per common share, for the fourth quarter of 2008.
          During the fourth quarter, Key continued to increase its loan loss reserves by recording a $756 million provision for loan losses, which exceeded net charge-offs by $48 million. At the end of the quarter, Key’s allowance for loan losses was $2.5 billion, or 4.31% of total loans, up from $1.6 billion, or 2.24%, one year ago. The loss for the current quarter is largely the result of an increase in the provision for loan losses, write-downs of certain commercial real estate related investments, the provision for losses on lending-related commitments and costs associated with other real estate owned (“OREO”). These charges were offset in part by a $106 million credit to income taxes, due primarily to the settlement of IRS audits for the tax years 1997-2006. Included in the credit is a final adjustment of $80 million related to the resolution of certain lease financing tax issues.
          For the full year, Key had a net loss from continuing operations attributable to Key common shareholders of $1.581 billion, or $2.27 per common share. Per share results for the current year are after preferred stock dividends of $294 million, or $.42 per common share. These dividends include a noncash deemed dividend of $114 million related to the exchange of Key common shares for Key’s Series A Preferred Stock as part of the company’s efforts to raise

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

additional Tier 1 common equity, and cash dividend payments of $125 million made to the U.S. Treasury Department under the Capital Purchase Program. Results for the current year compare to a net loss from continuing operations attributable to Key common shareholders of $1.337 billion, or $2.97 per common share, for 2008.
          Full-year results for both 2009 and 2008 were adversely affected by elevated provisions for loan losses and write-offs of certain intangible assets. In addition, 2008 results include a $1.011 billion after-tax charge recorded in the second quarter as a result of an adverse federal tax court ruling that impacted Key’s accounting for certain lease financing transactions.
          “Although this remains a challenging environment, we are encouraged by the continued stabilization of the economy and some positive trends in our fourth quarter results,” said Chief Executive Officer Henry L. Meyer III. “Our net interest margin benefited from improved funding costs and better earning asset yields.”
          Meyer continued: “Asset quality remains an area of focus for the company, however, during the fourth quarter we saw meaningful improvement in most of our credit metrics, including decreases in delinquencies, criticized and classified assets, nonperforming loans and nonperforming assets. In addition, our allowance for loan losses stood at 4.31% of total loans and 116% of nonperforming loans at December 31.”
          Key’s estimated Tier 1 risk-based capital and Tier 1 common equity ratios were 12.68% and 7.46%, respectively, at December 31, 2009. These strong capital ratios reflect the successful capital raises and exchanges completed over the course of the year, whereby Key raised approximately $2.4 billion of new Tier 1 common equity.
          The company originated approximately $7.5 billion in new or renewed lending commitments to consumers and businesses during the quarter, and $32 billion during the year. Key’s average deposits grew by $3 billion, or 5%, from the year-ago quarter.
          Key has continued to invest in its relationship businesses, including its 14-state branch network. Key opened 38 new branches in 8 markets in 2009 and the company expects to open 40 additional new branches in 2010. The company has completed renovations on approximately 160 branches over the past two years and expects to renovate another 100 branches in 2010.
          “We clearly have work remaining, but as we turn our sights to 2010, we believe our aggressive actions over the past two years to address asset quality, to strengthen capital, reserves and liquidity; and to invest in and reshape our businesses have Key on the right track, and will set the stage for us to emerge from this extraordinary period as a strong, competitive company,” concluded Meyer.

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

          The following table shows Key’s continuing and discontinued operating results for comparative quarters and for the years ended December 31, 2009 and 2008.
Results of Operations

	Three months ended			Twelve months ended
in millions, except per share amounts	12-31-09	9-30-09	12-31-08	12-31-09	12-31-08

Summary of operations
Loss from continuing operations attributable to Key	$(217)	$(381)	$(494)	$(1,287)	$(1,295)
Loss from discontinued operations, net of taxes (a)	(7)	(16)	(30)	(48)	(173)

Net loss attributable to Key	$(224)	$(397)	$(524)	$(1,335)	$(1,468)

Loss from continuing operations attributable to Key	$(217)	$(381)	$(494)	$(1,287)	$(1,295)
Less: Dividends on Series A Preferred Stock	5	7	13	39	25
Noncash deemed dividend — common shares exchanged for Series A Preferred Stock	—	—	—	114	—
Cash dividends on Series B Preferred Stock	31	31	15	125	15
Amortization of discount on Series B Preferred Stock	5	3	2	16	2

Loss from continuing operations attributable to Key common shareholders	(258)	(422)	(524)	(1,581)	(1,337)
Loss from discontinued operations, net of taxes (a)	(7)	(16)	(30)	(48)	(173)

Net loss attributable to Key common shareholders	$(265)	$(438)	$(554)	$(1,629)	$(1,510)

Per common share — assuming dilution
Loss from continuing operations attributable to Key common shareholders	$(.30)	$(.50)	$(1.07)	$(2.27)	$(2.97)
Loss from discontinued operations, net of taxes (a)	(.01)	(.02)	(.06)	(.07)	(.38)

Net loss attributable to Key common shareholders (b)	$(.30)	$(.52)	$(1.13)	$(2.34)	$(3.36)

(a)	In September 2009, management made the decision to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In April 2009, management made the decision to curtail the operations of Austin Capital Management, Ltd., an investment subsidiary that specializes in managing hedge fund investments for its institutional customer base. As a result of these decisions, Key has accounted for these businesses as discontinued operations. Included in the loss from discontinued operations for year ended December 31, 2009, is a $23 million after tax, or $.05 per common share, charge for intangible assets impairment related to Austin Capital Management recorded during the first quarter.

(b)	Earnings per share may not foot due to rounding.
          As shown in the following table, the comparability of Key’s earnings for the current, prior and year-ago quarters is affected by several significant items.
Significant Items Affecting the Comparability of Earnings

	Fourth Quarter 2009			Third Quarter 2009			Fourth Quarter 2008
	Pre-tax	After-tax	Impact	Pre-tax	After-tax	Impact	Pre-tax	After-tax	Impact
in millions, except per share amounts	Amount	Amount	on EPS	Amount	Amount	on EPS	Amount	Amount	on EPS

Credits (charges) related to IRS audits and leveraged lease tax litigation	—	$106	$.12	—	—	—	$(18)	$120 (b)	$.24
Net gains (losses) from principal investing (a)	$44	28	.03	$(3)	$(2)	—	(33)	(21)	(.04)
Realized and unrealized losses on loan and securities portfolios held for sale or trading	(92)	(58)	(.07)	(59)	(37)	$(.04)	(18)	(11)	(.02)
Provision for loan losses in excess of net charge-offs	(48)	(31)	(.04)	(146)	(91)	(.11)	(242)	(151)	(.31)
(Provision) credit for losses on lending-related commitments	(27)	(17)	(.02)	(29)	(18)	(.02)	5	3	.01
Severance and other exit costs	(5)	(4)	—	(6)	(4)	—	(30)	(19)	(.04)
Noncash charge for intangible assets impairment	—	—	—	(45)	(28)	(.03)	(465)	(420)	(.85)
Gain (loss) related to exchange of common shares for capital securities	—	—	—	(17)	(11)	(.01)	—	—	—
U.S. taxes on accumulated earnings of Canadian leasing operation	—	—	—	—	—	—	—	(68)	(.14)

(a)	Excludes principal investing results attributable to noncontrolling interests.

(b)	Represents $120 million of previously accrued interest recovered in connection with Key’s opt-in to the IRS global tax settlement.

EPS = Earnings per common share

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

SUMMARY OF CONTINUING OPERATIONS
          Taxable-equivalent net interest income was $637 million for the fourth quarter of 2009, and the net interest margin was 3.04%. These results compare to taxable-equivalent net interest income of $624 million and a net interest margin of 2.79% for the fourth quarter of 2008. The net interest margin for the year-ago quarter was reduced by 8 basis points as a result of an agreement reached with the IRS on all material aspects related to the IRS global tax settlement pertaining to certain leveraged lease financing transactions. During the first half of 2009, the net interest margin remained under pressure as customers continued to paydown existing loans and new loan demand remained soft given the uncertain economic environment. During the second half of 2009, Key began to benefit from lower funding costs as higher costing certificates of deposit originated in the prior year began to mature and repriced to current market rates. In 2010, Key expects to realize additional benefits from the repricing of maturing certificates of deposit.
          Compared to the third quarter of 2009, taxable-equivalent net interest income increased by $38 million, and the net interest margin rose by 24 basis points. Much of the improvement reflects reduced funding costs attributable to the repricing of certain deposits, and the shift to a lower cost mix of deposits. In addition, Key’s yield on earning assets increased as securities replaced federal funds sold as part of the company’s liquidity management strategy, and improved spreads were achieved on new loan volume.
          Key’s noninterest income was $469 million for the fourth quarter of 2009, compared to $383 million for the year-ago quarter. The increase reflects net gains of $80 million from principal investing (including results attributable to noncontrolling interests) in the fourth quarter of 2009, compared to net losses of $37 million for the same period last year, and a $22 million increase in investment banking income. Additionally, during the fourth quarter of 2008, Key recorded net losses (included in miscellaneous income) of $39 million related to the volatility associated with the hedge accounting applied to debt instruments. These factors were offset in part by losses related to certain commercial real estate related investments, primarily due to changes in their fair values. Net losses from investments made by the Real Estate Capital and Corporate Banking Services line of business rose by $34 million from the fourth quarter of 2008. At December 31, 2009, the investments remaining in this portfolio had a carrying amount of approximately $63 million, representing 51% of Key’s original investment. Key also experienced a $31 million reduction in income from dealer trading and derivatives activities, including a $16 million loss recorded during the current quarter as a result of changes in the fair values of certain commercial mortgage-backed securities. At December 31, 2009, these securities had a carrying amount of approximately $29 million, representing 33% of their face value. The improvement in noninterest income was also moderated by lower income from trust and investment services, service charges on deposit accounts and operating leases.

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

          The major components of Key’s fee-based income for the past five quarters are shown in the following table.
Fee-based Income – Major Components

in millions	4Q09	3Q09	2Q09	1Q09	4Q08

Trust and investment services income	$117	$113	$119	$110	$131
Service charges on deposit accounts	82	83	83	82	90
Operating lease income	52	55	59	61	64
Letter of credit and loan fees	52	46	44	38	42
Corporate-owned life insurance income	36	26	25	27	33
Electronic banking fees	27	27	27	24	25
Insurance income	16	18	16	18	15
Investment banking and capital markets income (loss)	(47)	(26)	14	17	5
Net gains (losses) from principal investing	80	(6)	(6)	(72)	(37)

          Compared to the third quarter of 2009, noninterest income increased by $87 million. The increase was driven by an $86 million improvement in principal investing results (including results attributable to noncontrolling interests) and a $10 million increase in income from corporate owned life insurance. Additionally, during the third quarter, the company incurred a $17 million loss associated with the exchange of common shares for capital securities. The positive effect of these factors was partially offset by a $21 million reduction in results from investment banking and capital markets activities, due primarily to changes in the fair values of certain commercial real estate related investments, and increases in a variety of other miscellaneous income components.
          Key’s noninterest expense was $871 million for the fourth quarter of 2009, compared to $1.264 billion for the same period last year. Noninterest expense for the fourth quarter of 2008 was adversely affected by a goodwill impairment charge of $465 million. Excluding this charge, noninterest expense for the current quarter was up $72 million, or 9%, from the year-ago quarter. Personnel expense decreased by $5 million. Nonpersonnel expense rose by $77 million, reflecting increases of $34 million in the FDIC deposit insurance assessment, $32 million in the provision for losses on lending-related commitments and $19 million in costs associated with OREO, including write-downs and losses on sales.
          Compared to the third quarter of 2009, noninterest expense decreased by $30 million. Personnel expense grew by $20 million, due to an adjustment to the year-to-date incentive compensation accruals. For the current year, incentive compensation, which includes commissions, decreased by $57 million, or 20%, compared to the prior year. Nonpersonnel expense decreased by $50 million, reflecting a $45 million write-off of intangible assets associated with Key’s equipment leasing business during the third quarter of 2009 and a $26 million reduction in costs associated with OREO. These items were partially offset by a $22 million increase in professional fees, due primarily to increased collection efforts on loans and higher legal expenses.
ASSET QUALITY
          Key’s provision for loan losses was $756 million for the fourth quarter of 2009, compared to $551 million for the year-ago quarter and $733 million for the third quarter of 2009. Key’s provision for loan losses for the fourth quarter of 2009 exceeded net loan charge-offs by $48 million. As a result, Key’s allowance for loan losses was $2.5 billion, or 4.31% of total loans, at December 31, 2009, compared to 4.00% at September 30, 2009, and 2.24% at December 31, 2008.

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

          Selected asset quality statistics for Key for each of the past five quarters are presented in the following table.
Selected Asset Quality Statistics from Continuing Operations

dollars in millions	4Q09	3Q09	2Q09	1Q09	4Q08

Net loan charge-offs	$708	$587	$502	$460	$309
Net loan charge-offs to average loans	4.64%	3.59%	2.93%	2.60%	1.67%
Allowance for loan losses	$2,534	$2,485	$2,339	$2,016	$1,629
Allowance for credit losses (a)	2,655	2,579	2,404	2,070	1,683
Allowance for loan losses to period-end loans	4.31%	4.00%	3.48%	2.88%	2.24%
Allowance for credit losses to period-end loans	4.52	4.15	3.58	2.96	2.31
Allowance for loan losses to nonperforming loans	115.87	108.52	107.05	116.20	133.42
Allowance for credit losses to nonperforming loans	121.40	112.62	110.02	119.31	137.84
Nonperforming loans at period end	$2,187	$2,290	$2,185	$1,735	$1,221
Nonperforming assets at period end	2,510	2,799	2,548	1,994	1,460
Nonperforming loans to period-end portfolio loans	3.72%	3.68%	3.25%	2.48%	1.68%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	4.25	4.46	3.77	2.84	2.00

(a)	Includes the allowance for loan losses plus the liability for credit losses on lending-related commitments.
          Net loan charge-offs for the quarter totaled $708 million, or 4.64% of average loans. These results compare to $309 million, or 1.67%, for the same period last year and $587 million, or 3.59%, for the previous quarter.
          Key’s net loan charge-offs by loan type for each of the past five quarters are shown in the following table.
Net Loan Charge-offs from Continuing Operations

dollars in millions	4Q09	3Q09	2Q09	1Q09	4Q08

Commercial, financial and agricultural	$218	$168	$168	$232	$119
Real estate — commercial mortgage	165	81	87	21	43
Real estate — construction	181	216	133	104	49
Commercial lease financing	39	27	22	18	21

Total commercial loans	603	492	410	375	232
Home equity — Community Banking	27	25	24	17	14
Home equity — National Banking	19	20	18	15	17
Marine	33	25	29	32	25
Other	26	25	21	21	21

Total consumer loans	105	95	92	85	77

Total net loan charge-offs	$708	$587	$502	$460	$309

Net loan charge-offs to average loans from continuing operations	4.64%	3.59%	2.93%	2.60%	1.67%

Net loan charge-offs from discontinued operations — education lending business	$36	$38	$37	$32	$33

          Compared to the third quarter of 2009, net loan charge-offs in the commercial loan portfolio increased by $111 million. The increase was attributable to an aggregate $131 million in net charge-offs recorded on two specific commercial real estate related relationships in the commercial and financial, and commercial real estate portfolios, as well as the continuation of elevated net charge-offs on other commercial real estate loans. The Real Estate Capital and Corporate Banking Services line of business within the National Banking group accounted for most of the growth in net charge-offs in the commercial real estate portfolio. The level of net charge-offs in the consumer portfolio rose by $10 million. As shown in the table on page 8, Key’s exit loan portfolio accounted for $141 million, or 20%, of Key’s total net loan charge-offs for the fourth quarter of 2009. Net charge-offs in the exit portfolio increased by $4 million

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

from the third quarter of 2009. Management expects Key’s net charge-offs to remain elevated in 2010, but anticipates that the level of net charge-offs will be lower than that experienced in 2009.
          At December 31, 2009, Key’s nonperforming loans totaled $2.2 billion and represented 3.72% of period-end portfolio loans, compared to 3.68% at September 30, 2009, and 1.68% at December 31, 2008. Nonperforming assets at December 31, 2009, totaled $2.5 billion and represented 4.25% of portfolio loans, OREO and other nonperforming assets, compared to 4.46% at September 30, 2009, and 2.00% at December 31, 2008. The following table illustrates the trend in Key’s nonperforming assets by loan type over the past five quarters.
Nonperforming Assets from Continuing Operations

dollars in millions	4Q09	3Q09	2Q09	1Q09	4Q08

Commercial, financial and agricultural	$580	$679	$700	$595	$415
Real estate — commercial mortgage	473	566	454	310	128
Real estate — construction	566	702	716	546	436
Commercial lease financing	113	131	122	109	81
Total consumer loans	230	212	193	175	161

Total nonaccrual loans	1,962	2,290	2,185	1,735	1,221
Restructured loans accruing interest (a)	225	—	—	—	—

Total nonperforming loans	2,187	2,290	2,185	1,735	1,221
Nonperforming loans held for sale	116	304	145	72	90
OREO and other nonperforming assets	207	205	218	187	149

Total nonperforming assets	$2,510	$2,799	$2,548	$1,994	$1,460

Nonperforming loans to period-end portfolio loans	3.72%	3.68%	3.25%	2.48%	1.68%
Nonperforming assets to period-end portfolio loans, plus OREO and other nonperforming assets	4.25	4.46	3.77	2.84	2.00

(a)	Restructured loans (i.e. troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance. Restructured loans in compliance with their modified terms continue to accrue interest. Amounts in prior periods are nominal, thus not disclosed.
          Nonperforming assets decreased during the fourth quarter of 2009, for the first time since the fourth quarter of 2006. Most of the reduction came from nonperforming loans held for sale and a decrease in nonaccrual loans in the commercial portfolio, resulting from the charge-off of two large commercial real estate related relationships in the Real Estate Capital and Corporate Banking Services line of business within the National Banking group. These reductions were offset in part by an increase in restructured loans accruing interest. Key is working closely with its customers to understand their financial difficulties, identify viable solutions and minimize the potential for loss. In that regard, Key has modified the terms of select loans, primarily those in the commercial real estate portfolio. Since these loans have demonstrated sustained payment capability, they continue to accrue interest. As shown in the following table, Key’s exit loan portfolio accounted for $599 million, or 24%, of Key’s total nonperforming assets at December 31, 2009, compared to $665 million, or 24%, at September 30, 2009.
          The composition of Key’s exit loan portfolio at December 31, 2009, and September 30, 2009, the net charge-offs recorded on this portfolio for the fourth and third quarters of 2009, and the nonperforming status of these loans at December 31, 2009, and September 30, 2009, are shown in the following table.

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

Exit Loan Portfolio from Continuing Operations

						Balance on
	Balance		Change	Net Loan		Nonperforming
	Outstanding		12-31-09 vs.	Charge-offs		Status
in millions	12-31-09	9-30-09	9-30-09	4Q09	3Q09	12-31-09		9-30-09

Residential properties — homebuilder	$379	$518	$(139)	$53	$33	$211	(b)	$260
Residential properties — held for sale	52	62	(10)	—	—	52		62

Total residential properties	431	580	(149)	53	33	263		322
Marine and RV floor plan	427	511	(84)	16	25	93		142
Commercial lease financing (a)	2,875	3,130	(255)	17	30	195		164

Total commercial loans	3,733	4,221	(488)	86	88	551		628
Home equity — National Banking	834	880	(46)	19	20	20		21
Marine	2,787	2,943	(156)	33	25	26	(b)	15
RV and other consumer	216	231	(15)	3	4	2		1

Total consumer loans	3,837	4,054	(217)	55	49	48		37

Total exit loans in loan portfolio	$7,570	$8,275	$(705)	$141	$137	$599		$665

Discontinued operations — education lending business	$3,957	$3,912	$45	$36	$38	$13		$11

(a)	Includes the business aviation, commercial vehicle, office products, construction and industrial, and Canadian lease financing portfolios; and all remaining balances related to lease in, lease out; sale in, sale out; service contract leases and qualified technological equipment leases.

(b)	Includes restructured loans accruing interest in the amount of $11 million for residential properties-homebuilder and $3 million for marine loans.
CAPITAL
          Key’s risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2009.
Capital Ratios

	12-31-09	9-30-09	6-30-09	3-31-09	12-31-08

Tier 1 common equity (a)	7.46%	7.64%	7.36%	5.62%	5.62%
Tier 1 risk-based capital (a)	12.68	12.61	12.57	11.22	10.92
Total risk-based capital (a)	16.85	16.65	16.67	15.18	14.82
Tangible common equity to tangible assets	7.56	7.58	7.35	6.06	5.95

(a)	12-31-09 ratio is estimated.
          Key completed a series of successful capital raises and exchanges during 2009 that generated approximately $2.4 billion of new Tier 1 common equity to bolster the company’s overall capital and to respond to the Supervisory Capital Assessment Program initiated by the U.S. Treasury Department and the federal banking regulators. As shown in the preceding table, at December 31, 2009, Key had a Tier 1 risk-based capital ratio of 12.68%, a Tier 1 common equity ratio of 7.46% and a tangible common equity ratio of 7.56%.
          Transactions that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the following table.
Summary of Changes in Common Shares Outstanding

in thousands	4Q09	3Q09	2Q09	1Q09	4Q08

Shares outstanding at beginning of period	878,559	797,246	498,573	495,002	494,765
Common shares exchanged for capital securities	—	81,278	46,338	—	—
Common shares exchanged for Series A Preferred Stock	—	—	46,602	—	—
Common shares issued	—	—	205,439	—	—
Shares reissued (returned) under employee benefit plans	(24)	35	294	3,571	237

Shares outstanding at end of period	878,535	878,559	797,246	498,573	495,002

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

          During the fourth quarter of 2009, Key made a $31 million cash dividend payment to the U.S. Treasury Department. During 2009, Key made four quarterly dividend payments aggregating $125 million to the U.S. Treasury Department as a participant in the U.S. Treasury’s Capital Purchase Program.
LINE OF BUSINESS RESULTS
          The following table shows the contribution made by each major business group to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business group and its respective lines of business, see the tables at the end of this release.
Major Business Groups

				Percent change 4Q09 vs.
dollars in millions	4Q09	3Q09	4Q08	3Q09	4Q08

Revenue from continuing operations (TE)
Community Banking	$651	$629	$641	3.5%	1.6%
National Banking (a)	421	450	506	(6.4)	(16.8)
Other Segments (b)	73	(55)	(82)	N/M	N/M

Total Segments	1,145	1,024	1,065	11.8	7.5
Reconciling Items	(39)	(43)	(58)	9.3	32.8

Total	$1,106	$981	$1,007	12.7%	9.8%

Income (loss) from continuing operations attributable to Key
Community Banking	$(50)	—	$41	N/M	N/M
National Banking (a)	(291)	$(359)	(631)	18.9%	53.9%
Other Segments (b)	21	(28)	(40)	N/M	N/M

Total Segments	(320)	(387)	(630)	17.3	49.2
Reconciling Items (c)	103	6	136	N/M	(24.3)

Total	$(217)	$(381)	$(494)	43.0%	56.1%

(a)	National Banking’s results for the third quarter of 2009 include a $45 million ($28 million after tax) write-off of intangible assets, other than goodwill, resulting from Key’s decision to cease lending in certain equipment leasing markets. For the fourth quarter of 2008, National Banking’s results include a noncash charge of $465 million ($420 million after tax) for intangible assets impairment. National Banking’s taxable-equivalent revenue was reduced by $18 million during the fourth quarter of 2008 as a result of its involvement with certain leveraged lease financing transactions which were challenged by the IRS.

(b)	Other Segments’ results for the third quarter of 2009 include a $17 million ($11 million after tax) loss related to the exchange of Key common shares for capital securities.

(c)	For the fourth quarter of 2008, Reconciling Items include $120 million of previously accrued interest recovered in connection with Key’s opt-in to the IRSs global tax settlement.

TE = Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

Community Banking

				Percent change 4Q09 vs.
dollars in millions	4Q09	3Q09	4Q08	3Q09	4Q08

Summary of operations
Net interest income (TE)	$454	$430	$448	5.6%	1.3%
Noninterest income	197	199	193	(1.0)	2.1

Total revenue (TE)	651	629	641	3.5	1.6
Provision for loan losses	228	143	102	59.4	123.5
Noninterest expense	503	486	473	3.5	6.3

Income (loss) before income taxes (TE)	(80)	—	66	N/M	N/M
Allocated income taxes and TE adjustments	(30)	—	25	N/M	N/M

Net income (loss) attributable to Key	$(50)	—	$41	N/M	N/M

Average balances
Loans and leases	$26,667	$27,408	$29,164	(2.7)%	(8.6)%
Total assets	29,577	30,302	32,204	(2.4)	(8.2)
Deposits	52,529	52,954	51,051	(.8)	2.9

Assets under management at period end	$17,709	$17,090	$15,486	3.6%	14.4%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Community Banking Data				Percent change 4Q09 vs.
dollars in millions	4Q09	3Q09	4Q08	3Q09	4Q08

Average deposits outstanding
NOW and money market deposit accounts	$17,921	$17,375	$17,700	3.1%	1.2%
Savings deposits	1,785	1,776	1,695	.5	5.3
Certificates of deposit ($100,000 or more)	8,164	8,884	8,013	(8.1)	1.9
Other time deposits	13,708	14,705	14,558	(6.8)	(5.8)
Deposits in foreign office	529	477	980	10.9	(46.0)
Noninterest-bearing deposits	10,422	9,737	8,105	7.0	28.6

Total deposits	$52,529	$52,954	$51,051	(.8)%	2.9%

Home equity loans
Average balance	$10,098	$10,188	$10,036
Weighted-average loan-to-value ratio (at date of origination)	70%	70%	70%
Percent first lien positions	53	53	54

Other data
Branches	1,007	1,003	986
Automated teller machines	1,495	1,492	1,478

Community Banking Summary of Operations
          Community Banking recorded a net loss attributable to Key of $50 million for the fourth quarter of 2009, compared to net income of $41 million for the year-ago quarter. Increases in the provision for loan losses and noninterest expense caused the decline, and more than offset increases in net interest income and noninterest income.
          Taxable-equivalent net interest income rose by $6 million, or 1%, from the fourth quarter of 2008, as higher-costing certificates of deposit originated in the prior year began to mature and repriced to current market rates. In addition, average deposits grew by $1.5 billion, or 3%, while the mix of these deposits changed. The increase in average deposits reflects strong growth in noninterest-bearing deposits and negotiable order of withdrawal (“NOW”) accounts, which more than offset declines in money market deposit accounts and certificates of deposit.

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

          Noninterest income rose by $4 million, or 2%, from the year-ago quarter, due to higher letter of credit fees and mortgage loan sale gains, and lower reserves on customer derivatives. These factors were partially offset by a reduction in service charges on deposit accounts, resulting from the continuation of changes in client behavior, and a decline in asset management and trust fees.
          The provision for loan losses rose by $126 million, compared to the fourth quarter of 2008, reflecting a $69 million increase in net loan charge-offs, primarily from the commercial and home equity loan portfolios. Community Banking’s provision for loan losses for the fourth quarter of 2009 exceeded its net loan charge-offs by $93 million, as the company continued to increase reserves in light of the challenging credit conditions brought on by a weak economy.
          Noninterest expense grew by $30 million, or 6%, from the year-ago quarter, due largely to a $26 million increase in the FDIC deposit insurance assessment, and a higher provision for losses on lending-related commitments. The adverse effect of these factors was offset in part by lower computer processing and personnel expense. The lower personnel expense reflects a reduction in salaries expense, caused by a decrease of 620 average full-time equivalent employees from the year-ago quarter, and a decline in severance expense, partially offset by an increase in the cost of employee benefits.
National Banking

				Percent change 4Q09 vs.
dollars in millions	4Q09	3Q09	4Q08	3Q09	4Q08

Summary of operations
Net interest income (TE)	$269	$256	$278	5.1%	(3.2)%
Noninterest income	152	194	228	(21.6)	(33.3)

Total revenue (TE)	421	450	506	(6.4)	(16.8)
Provision for loan losses	530	593	444	(10.6)	19.4
Noninterest expense(a)	356	435	791	(18.2)	(55.0)

Loss from continuing operations before income taxes (TE)	(465)	(578)	(729)	19.6	36.2
Allocated income taxes and TE adjustments	(175)	(217)	(98)	19.4	(78.6)

Loss from continuing operations	(290)	(361)	(631)	19.7	54.0
Loss from discontinued operations, net of taxes	(7)	(16)	(30)	56.3	76.7

Net loss	(297)	(377)	(661)	21.2	55.1
Less: Net income (loss) attributable to noncontrolling interests	1	(2)	—	N/M	N/M

Net loss attributable to Key	$(298)	$(375)	$(661)	20.5%	54.9%

Loss from continuing operations attributable to Key	$(291)	$(359)	$(631)	18.9%	53.9%

Average balances
Loans and leases	$33,692	$37,231	$43,793	(9.5)%	(23.1)%
Loans held for sale	511	469	1,088	9.0	(53.0)
Total assets	37,759	42,485	52,660	(11.1)	(28.3)
Deposits	13,373	13,435	12,176	(.5)	9.8

Assets under management at period end	$49,230	$49,055	$49,231	.4%	—

(a)		National Banking’s results for the third quarter of 2009 include a $45 million ($28 million after tax) write-off of intangible assets, other than goodwill, resulting from Key’s decision to cease lending in certain equipment leasing markets. For the fourth quarter of 2008, National Banking’s results include a noncash charge of $465 million ($420 million after tax) for intangible assets impairment. National Banking’s taxable-equivalent revenue was reduced by $18 million during the fourth quarter of 2008 as a result of its involvement with certain leveraged lease financing transactions which were challenged by the IRS.

TE	=	Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

National Banking Summary of Continuing Operations
          National Banking recorded a loss from continuing operations attributable to Key of $291 million for the fourth quarter of 2009, compared to a $631 million loss from continuing operations attributable to Key for the same period one year ago. A substantial decrease in noninterest expense was partially offset by a higher provision for loan losses, lower net interest income and a decrease in noninterest income. During the fourth quarter of 2008, results were adversely affected by a goodwill impairment charge of $465 million ($420 million, after tax), which resulted from a reduction in the fair value of net assets caused by weakness in the financial markets.
          Taxable-equivalent net interest income decreased by $9 million, or 3%, from the fourth quarter of 2008, due primarily to a $10.9 billion, or 23%, reduction in average earning assets. The impact of this reduction was offset in part by more favorable earning asset spreads and an $18 million charge recorded during the fourth quarter of 2008 as a result of an agreement reached with the IRS on all material aspects related to the IRS global tax settlement pertaining to certain leveraged lease financing transactions.
          Noninterest income declined by $76 million, or 33%, from the fourth quarter of 2008, due in part to losses related to certain commercial real estate related investments, primarily caused by changes in their fair value. Net losses from investments made by the Real Estate Capital and Corporate Banking Services line of business rose by $34 million from the fourth quarter of 2008. The decline in noninterest income also reflected lower income from dealer trading and derivatives activities, trust and investment services, and operating leases. These adverse factors were partially offset by an increase in investment banking income.
          The provision for loan losses rose by $86 million from the year-ago quarter, due primarily to higher levels of net loan charge-offs from the commercial loan portfolios.
          Excluding the goodwill impairment charge, noninterest expense increased by $30 million, or 9%, from the fourth quarter of 2008, caused primarily by higher costs associated with OREO, and a provision for losses on lending-related commitments of $14 million during the current quarter, compared to a credit of $7 million in the year-ago quarter. These adverse factors were partially offset by lower personnel expense, reflecting a decrease of 619 average full-time equivalent employees.
          In October 2009, management announced its decision to discontinue the education lending business, and to focus on the growing demand from schools for integrated, simplified billing, payment and cash management solutions. The Consumer Finance line of business will continue to service existing loans in this portfolio. In April 2009, Key made the strategic decision to curtail the operations of Austin Capital Management, Ltd., an investment subsidiary that specializes in managing hedge fund investments for its institutional customer base. As a result of these decisions, Key has applied discontinued operations accounting to these businesses.
Other Segments
          Other Segments consist of Corporate Treasury and Key’s Principal Investing unit. These segments generated net income attributable to Key of $21 million for the fourth quarter of 2009, compared to a net loss attributable to Key of $40 million for the same period last year. These results reflect net gains from principal investing attributable to Key of $44 million ($28 million after tax) during the current quarter, compared to net losses of $33 million ($21 million after tax) in the year-ago quarter. During the fourth quarter of 2008, Key recorded net losses of $39 million related to the volatility associated with the hedge accounting applied to debt instruments. The majority of these losses were attributable to the restructuring of certain cash collateral arrangements for hedges that reduced exposure to counterparty risk and lowered the cost of borrowings.

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

Line of Business Descriptions
Community Banking
Regional Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans. This line of business also provides small businesses with deposit, investment and credit products, and business advisory services.
Regional Banking also offers financial, estate and retirement planning, and asset management services to assist high-net-worth clients with their banking, trust, portfolio management, insurance, charitable giving and related needs.
Commercial Banking provides midsize businesses with products and services that include commercial lending, cash management, equipment leasing, investment and employee benefit programs, succession planning, access to capital markets, derivatives and foreign exchange.
National Banking
Real Estate Capital and Corporate Banking Services consists of two business units, Real Estate Capital and Corporate Banking Services.
Real Estate Capital is a national business that provides construction and interim lending, permanent debt placements and servicing, equity and investment banking, and other commercial banking products and services to developers, brokers and owner-investors. This unit deals primarily with nonowner-occupied properties (i.e., generally properties in which at least 50% of the debt service is provided by rental income from nonaffiliated third parties). Real Estate Capital emphasizes providing clients with finance solutions through access to the capital markets.
Corporate Banking Services provides cash management, interest rate derivatives, and foreign exchange products and services to clients served by both the Community Banking and National Banking groups. Through its Public Sector and Financial Institutions businesses, Corporate Banking Services also provides a full array of commercial banking products and services to government and not-for-profit entities, and to community banks.
Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Institutional and Capital Markets, and Commercial Banking) if those businesses are principally responsible for maintaining the relationship with the client.
Institutional and Capital Markets, through its KeyBanc Capital Markets unit, provides commercial lending, treasury management, investment banking, derivatives, foreign exchange, equity and debt underwriting and trading, and syndicated finance products and services to large corporations and middle-market companies.
Through its Victory Capital Management unit, Institutional and Capital Markets also manages or offers advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

Consumer Finance processes tuition payments for private schools. Through its Commercial Floor Plan Lending unit, this line of business also finances inventory for automobile dealers. In October 2008, Key exited retail and floor-plan lending for marine and recreational vehicle products, and began to limit new education loans to those backed by government guarantee. In September 2009, management made the decision to discontinue the education lending business and to focus on the growing demand from schools for integrated, simplified billing, payment and cash management solutions. The Consumer Finance line of business continues to service existing loans in these portfolios. These actions are consistent with Key’s strategy of de-emphasizing nonrelationship or out-of-footprint businesses.
          Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of $93.3 billion at December 31, 2009. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company’s businesses deliver their products and services through 1,007 branches and additional offices; a network of 1,495 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, https://www.key.com/,® that provides account access and financial products 24 hours a day.
Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, January 21, 2010. An audio replay of the call will be available through January 28.
For up-to-date company information, media contacts and facts and figures about Key’s lines of business visit our Media Newsroom at https://www.key.com/newsroom.

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Key’s financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Key’s control. Key’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Key’s actual results to differ materially from those described in the forward-looking statements can be found in Key’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009, and in its Annual Report on Form 10-K for the year ended December 31, 2008, each of which has been filed with the Securities and Exchange Commission and is available on Key’s website (www.key.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Key does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.
###

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended
	12-31-09	9-30-09		12-31-08
Summary of operations
Net interest income (TE)	$637	$599		$624	(a)
Noninterest income	469	382		383

Total revenue (TE)	1,106	981		1,007
Provision for loan losses	756	733		551
Noninterest expense	871	901		1,264
Loss from continuing operations attributable to Key	(217)	(381)		(494)
Loss from discontinued operations, net of taxes (b)	(7)	(16)		(30)
Net loss attributable to Key	(224)	(397)	(a)	(524)	(a)

Loss from continuing operations attributable to Key common shareholders	$(258)	$(422)		$(524)
Loss from discontinued operations, net of taxes (b)	(7)	(16)		(30)
Net loss attributable to Key common shareholders	(265)	(438)	(a)	(554)	(a)

Per common share
Loss from continuing operations attributable to Key common shareholders	$(.30)	$(.50)		$(1.07)
Loss from discontinued operations, net of taxes (b)	(.01)	(.02)		(.06)
Net loss attributable to Key common shareholders	(.30)	(.52)		(1.13)

Loss from continuing operations attributable to Key common shareholders — assuming dilution	(.30)	(.50)		(1.07)
Loss from discontinued operations, net of taxes — assuming dilution (b)	(.01)	(.02)		(.06)
Net loss attributable to Key common shareholders — assuming dilution	(.30)	(.52)	(a)	(1.13)	(a)

Cash dividends paid	.01	.01		.0625
Book value at period end	9.04	9.39		14.97
Tangible book value at period end	7.94	8.29		12.41
Market price at period end	5.55	6.50		8.52

Performance ratios
From continuing operations:
Return on average total assets	(.94)%	(1.62)%		(1.90)%
Return on average common equity	(12.60)	(20.30)		(26.15)
Net interest margin (TE)	3.04	2.80		2.79	(a)

From consolidated operations:
Return on average total assets	(.93)%	(1.62)	% (a)	(1.93)	%(a)
Return on average common equity	(12.94)	(21.07)	(a)	(27.65)	(a)
Net interest margin (TE)	3.00	2.79		2.76

Capital ratios at period end
Key shareholders’ equity to assets	11.43%	11.31%		10.03%
Tangible Key shareholders’ equity to tangible assets	10.50	10.41		8.92
Tangible common equity to tangible assets	7.56	7.58		5.95
Tier 1 common equity (c)	7.46	7.64		5.62
Tier 1 risk-based capital (c)	12.68	12.61		10.92
Total risk-based capital (c)	16.85	16.65		14.82
Leverage (c)	11.74	12.07		11.05

Asset quality — from continuing operations
Net loan charge-offs	$708	$587		$309
Net loan charge-offs to average loans	4.64%	3.59%		1.67%
Allowance for loan losses	$2,534	$2,485		$1,629
Allowance for credit losses	2,655	2,579		1,683
Allowance for loan losses to period-end loans	4.31%	4.00%		2.24%
Allowance for credit losses to period-end loans	4.52	4.15		2.31
Allowance for loan losses to nonperforming loans	115.87	108.52		133.42
Allowance for credit losses to nonperforming loans	121.40	112.62		137.84
Nonperforming loans at period end	$2,187	$2,290		$1,221
Nonperforming assets at period end	2,510	2,799		1,460
Nonperforming loans to period-end portfolio loans	3.72%	3.68%		1.68%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	4.25	4.46		2.00

Trust and brokerage assets
Assets under management	$66,939	$66,145		$64,717
Nonmanaged and brokerage assets	27,190	25,883		22,728

Other data
Average full-time equivalent employees	15,973	16,436		17,697
Branches	1,007	1,003		986

Taxable-equivalent adjustment	$7	$7		$7

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

Financial Highlights (continued)
(dollars in millions, except per share amounts)

	Twelve months ended
	12-31-09		12-31-08
Summary of operations
Net interest income (TE)	$2,406		$1,862	(a)
Noninterest income	2,035		1,847

Total revenue (TE)	4,441		3,709
Provision for loan losses	3,159		1,537
Noninterest expense	3,554		3,476
Loss from continuing operations attributable to Key	(1,287)		(1,295)
Loss from discontinued operations, net of taxes (b)	(48)		(173)
Net loss attributable to Key	(1,335)	(a)	(1,468)	(a)

Loss from continuing operations attributable to Key common shareholders	$(1,581)		$(1,337)
Loss from discontinued operations, net of taxes (b)	(48)		(173)
Net loss attributable to Key common shareholders	(1,629)	(a)	(1,510)	(a)

Per common share
Loss from continuing operations attributable to Key common shareholders	$(2.27)		$(2.97)
Loss from discontinued operations, net of taxes (b)	(.07)		(.38)
Net loss attributable to Key common shareholders	(2.34)		(3.36)

Loss from continuing operations attributable to Key common shareholders — assuming dilution	(2.27)		(2.97)
Loss from discontinued operations, net of taxes — assuming dilution (b)	(.07)		(.38)
Net loss attributable to Key common shareholders — assuming dilution	(2.34)	(a)	(3.36)	(a)

Cash dividends paid	.0925		1.00

Performance ratios
From continuing operations:
Return on average total assets	(1.35)%		(1.29)%
Return on average common equity	(19.00)		(16.22)
Net interest margin (TE)	2.83		2.15	(a)

From consolidated operations:
Return on average total assets	(1.34)	% (a)	(1.41)	% (a)
Return on average common equity	(19.62)	(a)	(18.32)	(a)
Net interest margin (TE)	2.81		2.16

Asset quality — from continuing operations
Net loan charge-offs	$2,257		$1,131
Net loan charge-offs to average loans	3.40%		1.55%

Other data
Average full-time equivalent employees	16,698		18,095

Taxable-equivalent adjustment	$26		$(454)

(a)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents certain earnings data and performance ratios, excluding charges related to goodwill and other intangible assets impairment, and the tax treatment of certain leveraged lease financing transactions disallowed by the IRS. The table also shows the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

(b)	In September 2009, management made the decision to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In April 2009, management made the decision to curtail the operations of Austin Capital Management, Ltd., an investment subsidiary that specializes in managing hedge fund investments for its institutional customer base. As a result of these decisions, Key has accounted for these businesses as discontinued operations.

(c)	12-31-09 ratio is estimated.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

GAAP to Non-GAAP Reconciliations
(dollars in millions, except per share amounts)
The table below presents certain earnings data and performance ratios, excluding (credits) charges related to intangible assets impairment and the tax treatment of certain leveraged lease financing transactions disallowed by the IRS. Management believes that eliminating the effects of significant items that are generally nonrecurring facilitates the analysis of results by presenting them on a more comparable basis.
The table also shows the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The tangible common equity ratio has become a focus of some investors and management believes that this ratio may assist investors in analyzing Key’s capital position absent the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and composition of capital, the calculation of which is prescribed in federal banking regulations. As a result of the Supervisory Capital Assessment Program, the Federal Reserve has focused its assessment of capital adequacy on a component of Tier 1 capital, known as Tier 1 common equity. Because the Federal Reserve has long indicated that voting common shareholders’ equity (essentially Tier 1 capital less preferred stock, qualifying capital securities and minority interests in subsidiaries) generally should be the dominant element in Tier 1 capital, such a focus is consistent with existing capital adequacy guidelines and does not imply a new or ongoing capital standard.
Because the Tier 1 common equity is neither formally defined by GAAP nor prescribed in amount by federal banking regulations, this measure is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Tier 1 common equity, management believes it is useful to provide investors the ability to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components and to ensure that Key’s performance is properly reflected to facilitate period-to-period comparisons. Although these non-GAAP financial measures are frequently used by investors in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Twelve months ended
	12-31-09	9-30-09	12-31-08	12-31-09	12-31-08
Net loss
Net loss attributable to Key (GAAP)	$(224)	$(397)	$(524)	$(1,335)	$(1,468)
Charges related to intangible assets impairment, after tax	—	28	420	192	424
(Credits) charges related to leveraged lease tax litigation, after tax	(80)	—	(120)	(80)	959

Net loss attributable to Key, excluding (credits) charges related to intangible assets impairment and leveraged lease tax litigation (non-GAAP)	$(304)	$(369)	$(224)	$(1,223)	$(85)

Noncash deemed dividend — common shares exchanged for Series A Preferred Stock	—	—	—	$114	—
Other preferred dividends and amortization of discount on preferred stock	$41	$41	$30	180	$42

Net loss attributable to Key common shareholders (GAAP)	$(265)	$(438)	$(554)	$(1,629)	$(1,510)
Net loss attributable to Key common shareholders, excluding (credits) charges related to intangible assets impairment and leveraged lease tax litigation (non-GAAP)	(345)	(410)	(254)	(1,517)	(127)

Per common share
Net loss attributable to Key common shareholders — assuming dilution (GAAP)	$(.30)	$(.52)	$(1.13)	$(2.34)	$(3.36)
Net loss attributable to Key common shareholders, excluding (credits) charges related to intangible assets impairment and leveraged lease tax litigation — assuming dilution (non-GAAP)	(.39)	(.49)	(.52)	(2.18)	(.28)

Performance ratios from consolidated operations
Return on average total assets: (a)
Average total assets	$95,975	$97,221	$107,735	$99,440	$104,390
Return on average total assets (GAAP)	(.93)%	(1.62)%	(1.93)%	(1.34)%	(1.41)%
Return on average total assets, excluding (credits) charges related to intangible assets impairment and leveraged lease tax litigation (non-GAAP)	(1.26)	(1.51)	(.83)	(1.23)	(.08)

Return on average common equity: (a)
Average common equity	$8,125	$8,249	$7,971	$7,723	$8,244
Return on average common equity (GAAP)	(12.94)%	(21.07)%	(27.65)%	$(19.62)%	(18.32)%
Return on average common equity, excluding (credits) charges related to intangible assets impairment and leveraged lease tax litigation (non-GAAP)	(16.85)	(19.72)	(12.68)	$(18.17)	(1.54)

Net interest income and margin from continuing operations
Net interest income:
Net interest income (GAAP)	$630	$592	$617	$2,380	$2,316
Charges related to leveraged lease tax litigation, pre-tax	—	—	18	—	380

Net interest income, excluding (credits) charges related to leveraged lease tax litigation (non-GAAP)	$630	$592	$635	$2,380	$2,696

Net interest income/margin (TE):
Net interest income (TE) (as reported)	$637	$599	$624	$2,406	$1,862
Charges related to leveraged lease tax litigation, pre-tax (TE)	—	—	18	—	890

Net interest income, excluding charges related to leveraged lease tax litigation (TE) (adjusted basis)	$637	$599	$642	$2,406	$2,752

Net interest margin (TE) (as reported) (a)	3.04%	2.80%	2.79%	2.83%	2.15%
Impact of charges related to leveraged lease tax litigation, pre-tax (TE) (a)	—	—	.08	—	.98

Net interest margin, excluding charges related to leveraged lease tax litigation (TE) (adjusted basis) (a)	3.04%	2.80%	2.87%	2.83%	3.13%

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions, except per share amounts)

	Three months ended
	12-31-09	9-30-09		12-31-08
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$10,663	$10,970		$10,480
Less: Intangible assets	967	972	(d)	1,266	(e)
Preferred Stock, Series B	2,430	2,426		2,414
Preferred Stock, Series A	291	291		658

Tangible common equity (non-GAAP)	$6,975	$7,281		$6,142

Total assets (GAAP)	$93,287	$96,989		$104,531
Less: Intangible assets	967	972	(d)	1,266	(e)

Tangible assets (non-GAAP)	$92,320	$96,017		$103,265

Tangible common equity to tangible assets ratio (non-GAAP)	7.56%	7.58%		5.95%

Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	$10,663	$10,970		$10,480
Qualifying capital securities	1,791	1,790		2,582
Less: Goodwill	917	917		1,138	(f)
Accumulated other comprehensive income (loss) (b)	(49)	11		76
Other assets (c)	631	406		203

Total Tier 1 capital (regulatory)	10,955	11,426		11,645
Less: Qualifying capital securities	1,791	1,790		2,582
Preferred Stock, Series B	2,430	2,426		2,414
Preferred Stock, Series A	291	291		658

Total Tier 1 common equity (non-GAAP)	$6,443	$6,919		$5,991

Net risk-weighted assets (regulatory) (c), (g)	$86,419	$90,587		$106,685

Tier 1 common equity ratio (non-GAAP) (g)	7.46%	7.64%		5.62%

(a)	Income statement amount has been annualized in calculation of percentage.

(b)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the December 31, 2006, adoption and subsequent application of the applicable accounting guidance for defined benefit and other postretirement plans.

(c)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed deferred tax assets of $514 million at December 31, 2009, and $285 million at September 30, 2009, disallowed intangible assets (excluding goodwill), and deductible portions of nonfinancial equity investments.

(d)	Includes $1 million of other intangible assets classified as “discontinued assets” on the balance sheet.

(e)	Includes $25 million of goodwill and $12 million of other intangible assets classified as “discontinued assets” on the balance sheet.

(f)	Includes $25 million of goodwill classified as “discontinued assets” on the balance sheet.

(g)	12-31-09 amount or ratio is estimated.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

Consolidated Balance Sheets
(dollars in millions)

	12-31-09	9-30-09	12-31-08
Assets
Loans	$58,770	$62,193	$72,835
Loans held for sale	443	703	626
Securities available for sale	16,641	15,413	8,246
Held-to-maturity securities	24	24	25
Trading account assets	1,209	1,406	1,280
Short-term investments	1,743	2,986	5,221
Other investments	1,488	1,448	1,526

Total earning assets	80,318	84,173	89,759
Allowance for loan losses	(2,534)	(2,485)	(1,629)
Cash and due from banks	471	725	1,245
Premises and equipment	880	863	840
Operating lease assets	716	775	990
Goodwill	917	917	1,113
Other intangible assets	50	54	116
Corporate-owned life insurance	3,071	3,041	2,970
Derivative assets	1,094	1,285	1,896
Accrued income and other assets	4,096	3,463	2,818
Discontinued assets	4,208	4,178	4,413

Total assets	$93,287	$96,989	$104,531

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$24,341	$24,635	$24,191
Savings deposits	1,807	1,783	1,712
Certificates of deposit ($100,000 or more)	10,954	12,216	11,991
Other time deposits	13,286	14,211	14,763

Total interest-bearing deposits	50,388	52,845	52,657
Noninterest-bearing deposits	14,415	13,631	11,352
Deposits in foreign office — interest-bearing	768	783	1,118

Total deposits	65,571	67,259	65,127
Federal funds purchased and securities sold under repurchase agreements	1,742	1,664	1,557
Bank notes and other short-term borrowings	340	471	8,477
Derivative liabilities	1,012	1,185	1,032
Accrued expense and other liabilities	2,007	2,236	2,481
Long-term debt	11,558	12,865	14,995
Discontinued liabilities	124	121	181

Total liabilities	82,354	85,801	93,850

Equity
Preferred stock, Series A	291	291	658
Preferred stock, Series B	2,430	2,426	2,414
Common shares	946	946	584
Common stock warrant	87	87	87
Capital surplus	3,734	3,726	2,553
Retained earnings	5,158	5,431	6,727
Treasury stock, at cost	(1,980)	(1,983)	(2,608)
Accumulated other comprehensive income (loss)	(3)	46	65

Key shareholders’ equity	10,663	10,970	10,480
Noncontrolling interests	270	218	201

Total equity	10,933	11,188	10,681

Total liabilities and equity	$93,287	$96,989	$104,531

Common shares outstanding (000)	878,535	878,559	495,002

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended			Twelve months ended
	12-31-09	9-30-09	12-31-08	12-31-09	12-31-08
Interest income
Loans	$749	$786	$940	$3,194	$3,732
Loans held for sale	6	7	14	29	76
Securities available for sale	150	121	101	460	404
Held-to-maturity securities	—	1	1	2	3
Trading account assets	12	9	17	47	56
Short-term investments	3	3	8	12	31
Other investments	13	13	13	51	51

Total interest income	933	940	1,094	3,795	4,353

Interest expense
Deposits	246	277	346	1,119	1,468
Federal funds purchased and securities sold under repurchase agreements	1	2	4	5	57
Bank notes and other short-term borrowings	3	3	30	16	130
Long-term debt	53	66	97	275	382

Total interest expense	303	348	477	1,415	2,037

Net interest income	630	592	617	2,380	2,316
Provision for loan losses	756	733	551	3,159	1,537

Net interest income (expense) after provision for loan losses	(126)	(141)	66	(779)	779

Noninterest income
Trust and investment services income	117	113	131	459	509
Service charges on deposit accounts	82	83	90	330	365
Operating lease income	52	55	64	227	270
Letter of credit and loan fees	52	46	42	180	183
Corporate-owned life insurance income	36	26	33	114	117
Net securities gains (losses) (a)	1	1	(5)	113	(2)
Electronic banking fees	27	27	25	105	103
Gains on leased equipment	15	22	19	99	40
Insurance income	16	18	15	68	65
Investment banking and capital markets income (loss)	(47)	(26)	5	(42)	68
Net gains (losses) from principal investing	80	(6)	(37)	(4)	(54)
Net gains (losses) from loan securitizations and sales	(5)	—	4	(1)	(82)
Gain from sale/redemption of Visa Inc. shares	—	—	—	105	165
Gain (loss) related to exchange of common shares for capital securities	—	(17)	—	78	—
Other income	43	40	(3)	204	100

Total noninterest income	469	382	383	2,035	1,847

Noninterest expense
Personnel	400	380	405	1,514	1,581
Net occupancy	67	63	66	259	259
Operating lease expense	50	46	55	195	224
Computer processing	49	48	51	192	187
Professional fees	63	41	50	184	138
FDIC assessment	37	40	3	177	10
OREO expense, net	25	51	6	97	16
Equipment	25	24	22	96	92
Marketing	22	19	25	72	87
Provision (credit) for losses on lending-related commitments	27	29	(5)	67	(26)
Intangible assets impairment	—	45	465	241	469
Other expense	106	115	121	460	439

Total noninterest expense	871	901	1,264	3,554	3,476

Loss from continuing operations before income taxes	(528)	(660)	(815)	(2,298)	(850)
Income taxes	(347)	(274)	(318)	(1,035)	437

Loss from continuing operations	(181)	(386)	(497)	(1,263)	(1,287)
Loss from discontinued operations, net of taxes	(7)	(16)	(30)	(48)	(173)

Net loss	(188)	(402)	(527)	(1,311)	(1,460)
Less: Net income (loss) attributable to noncontrolling interests	36	(5)	(3)	24	8

Net loss attributable to Key	$(224)	$(397)	$(524)	$(1,335)	$(1,468)

Loss from continuing operations attributable to Key common shareholders	$(258)	$(422)	$(524)	$(1,581)	$(1,337)
Net loss attributable to Key common shareholders	(265)	(438)	(554)	(1,629)	(1,510)

Per common share
Loss from continuing operations attributable to Key common shareholders	$(.30)	$(.50)	$(1.07)	$(2.27)	$(2.97)
Loss from discontinued operations, net of taxes	(.01)	(.02)	(.06)	(.07)	(.38)
Net loss attributable to Key common shareholders	(.30)	(.52)	(1.13)	(2.34)	(3.36)

Per common share — assuming dilution
Loss from continuing operations attributable to Key common shareholders	$(.30)	$(.50)	$(1.07)	$(2.27)	$(2.97)
Loss from discontinued operations, net of taxes	(.01)	(.02)	(.06)	(.07)	(.38)
Net loss attributable to Key common shareholders	(.30)	(.52)	(1.13)	(2.34)	(3.36)

Cash dividends declared per common share	$.01	$.01	$.0625	$.0925	$.625

Weighted-average common shares outstanding (000)	873,268	839,906	492,311	697,155	450,039
Weighted-average common shares and potential common shares outstanding (000)	873,268	839,906	492,311	697,155	450,039

(a)	For the three months ended December 31, 2009, Key did not have impairment losses related to securities. Impairment losses and the portion of those losses recorded in equity as a component of accumulated other comprehensive income (loss) on the balance sheet totaled $4 million and $2 million, respectively, for the three months ended September 30, 2009, and $7 million and $1 million, respectively, for the three months ended June 30, 2009.

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Fourth Quarter 2009				Third Quarter 2009					Fourth Quarter 2008
	Average				Average					Average
	Balance	Interest	(a)	Yield/Rate (a)	Balance		Interest	(a)	Yield/Rate (a)	Balance	Interest		(a)	Yield/Rate	(a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural	$19,817	$232		4.63%	$22,098		$255		4.59%	$27,662	$346			4.98%
Real estate — commercial mortgage	10,853	132		4.84	11,529	(h)	141		4.84	10,707	151			5.63
Real estate — construction	5,246	62		4.70	5,834	(h)	72		4.86	7,686	100			5.16
Commercial lease financing	7,598	97		5.10	8,073		88		4.35	9,186	78			3.38	(d)

Total commercial loans	43,514	523		4.77	47,534		556		4.64	55,241	675			4.87
Real estate — residential mortgage	1,781	26		5.80	1,748		25		5.88	1,903	29			6.00
Home equity:
Community Banking	10,105	109		4.28	10,186		110		4.32	10,037	129			5.13
National Banking	858	16		7.44	918		18		7.51	1,088	21			7.62

Total home equity loans	10,963	125		4.53	11,104		128		4.58	11,125	150			5.37
Consumer other — Community Banking	1,185	32		11.06	1,189		32		10.48	1,260	30			9.57
Consumer other — National Banking:
Marine	2,866	44		6.16	3,017		48		6.26	3,467	55			6.32
Other	224	5		7.81	238		4		7.95	288	6			8.22

Total consumer other — National Banking	3,090	49		6.28	3,255		52		6.38	3,755	61			6.47

Total consumer loans	17,019	232		5.44	17,296		237		5.46	18,043	270			5.96

Total loans	60,533	755		4.96	64,830		793		4.86	73,284	945			5.14
Loans held for sale	618	6		3.35	665		7		4.26	1,180	14			5.13
Securities available for sale (b), (f)	15,937	151		3.82	12,154		121		4.00	8,075	102			5.07
Held-to-maturity securities (b)	24	—		3.34	25		1		9.64	27	2			10.74
Trading account assets	1,315	12		3.72	1,074		9		3.49	1,416	17			4.81
Short-term investments	3,682	3		.23	5,243		3		.25	3,715	8			.88
Other investments (f)	1,465	13		3.21	1,459		13		3.26	1,557	13			3.06

Total earning assets	83,574	940		4.47	85,450		947		4.40	89,254	1,101			4.91
Allowance for loan losses	(2,525)				(2,462)					(1,512)
Accrued income and other assets	10,785				10,142					15,706
Discontinued assets — education lending business	4,141				4,091					4,287

Total assets	$95,975				$97,221					$107,735

Liabilities
NOW and money market deposit accounts	$24,910	$25		.39	$24,444		29		.49	$24,919	78			1.24
Savings deposits	1,801	1		.06	1,799		—		.07	1,722	1			.16
Certificates of deposit ($100,000 or more) (g)	11,675	103		3.49	12,771		114		3.55	11,270	118			4.20
Other time deposits	13,753	117		3.39	14,749		133		3.57	14,560	146			3.98
Deposits in foreign office	711	—		.31	665		1		.31	1,300	3			.90

Total interest-bearing deposits	52,850	246		1.84	54,428		277		2.03	53,771	346			2.56
Federal funds purchased and securities
sold under repurchase agreements	1,657	1		.31	1,642		2		.30	1,727	4			.86
Bank notes and other short-term borrowings	418	3		3.03	1,034		3		1.14	9,154	30			1.36
Long-term debt (g)	8,092	53		2.91	9,183		66		3.07	10,485	97			3.86

Total interest-bearing liabilities	63,017	303		1.94	66,287		348		2.10	75,137	477			2.54

Noninterest-bearing deposits	14,655				13,604					10,726
Accrued expense and other liabilities	3,097				2,055					7,494
Discontinued liabilities — education lending business (e)	4,141				4,091					4,287

Total liabilities	84,910				86,037					97,644

Equity
Key shareholders’ equity	10,843				10,961					9,888
Noncontrolling interests	222				223					203

Total equity	11,065				11,184					10,091

Total liabilities and equity	$95,975				$97,221					$107,735

Interest rate spread (TE)				2.53%					2.30%					2.37%

Net interest income (TE) and net interest margin (TE)		637		3.04%			599		2.80%		624	(d)		2.79	%(d)

TE adjustment (b)		7					7				7

Net interest income, GAAP basis		$630					$592				$617

Average balances have not been adjusted prior to the third quarter of 2009 to reflect Key’s January 1, 2008, adoption of the applicable accounting guidance related to the offsetting of certain derivative contracts on the consolidated balance sheet.

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (e) below, calculated using a matched funds transfer pricing methodology.

(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)	During the fourth quarter of 2008, taxable-equivalent net interest income was reduced by $18 million as a result of an agreement reached with the IRS on all material aspects related to the IRS global tax settlement pertaining to certain leveraged lease financing transactions. Excluding this reduction, the taxable-equivalent yield on Key’s commercial lease financing portfolio would have been 4.17% for the fourth quarter of 2008, and Key’s taxable-equivalent net interest margin would have been 2.87%.

(e)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.

(f)	Yield is calculated on the basis of amortized cost.

(g)	Rate calculation excludes basis adjustments related to fair value hedges.

(h)	In late March 2009, Key transferred $1.5 billion of loans from the construction portfolio to the commercial mortgage portfolio in accordance with regulatory guidelines pertaining to the classification of loans that have reached a completed status.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Twelve months ended December 31, 2009					Twelve months ended December 31, 2008
	Average					Average
	Balance		Interest	(a)	Yield/Rate (a)	Balance	Interest	(a)	Yield/Rate	(a)
Assets
Loans: (b),(c)
Commercial, financial and agricultural	$23,181		$1,038		4.48%	$26,372	$1,446		5.48%
Real estate — commercial mortgage	11,310	(d)	557		4.93	10,576	640		6.05
Real estate — construction	6,206	(d)	294		4.74	8,109	461		5.68
Commercial lease financing	8,220		369		4.48	9,642	(425)		(4.41)	(e)

Total commercial loans	48,917		2,258		4.61	54,699	2,122		3.88
Real estate — residential mortgage	1,764		104		5.91	1,909	117		6.11
Home equity:
Community Banking	10,220		445		4.36	9,846	564		5.73
National Banking	939		71		7.55	1,171	90		7.67

Total home equity loans	11,159		516		4.63	11,017	654		5.93
Consumer other — Community Banking	1,202		127		10.62	1,275	130		10.22
Consumer other — National Banking:
Marine	3,097		193		6.22	3,586	226		6.30
Other	247		20		7.93	315	26		8.25

Total consumer other — National Banking	3,344		213		6.35	3,901	252		6.46

Total consumer loans	17,469		960		5.50	18,102	1,153		6.37

Total loans	66,386		3,218		4.85	72,801	3,275		4.50
Loans held for sale	650		29		4.37	1,404	76		5.43
Securities available for sale (b), (g)	11,169		462		4.19	8,126	406		5.04
Held-to-maturity securities (b)	25		2		8.17	27	4		11.73
Trading account assets	1,238		47		3.83	1,279	56		4.38
Short-term investments	4,149		12		.28	1,615	31		1.96
Other investments (g)	1,478		51		3.11	1,563	51		3.02

Total earning assets	85,095		3,821		4.49	86,815	3,899		4.49
Allowance for loan losses	(2,273)					(1,341)
Accrued income and other assets	12,349					14,736
Discontinued assets — education lending business	4,269					4,180

Total assets	$99,440					$104,390

Liabilities
NOW and money market deposit accounts	$24,345		124		.51	$26,429	427		1.62
Savings deposits	1,787		2		.07	1,796	6		.32
Certificates of deposit ($100,000 or more) (h)	12,612		462		3.66	9,385	398		4.25
Other time deposits	14,535		529		3.64	13,300	556		4.18
Deposits in foreign office	802		2		.27	3,501	81		2.31

Total interest-bearing deposits	54,081		1,119		2.07	54,411	1,468		2.70
Federal funds purchased and securities sold under repurchase agreements	1,618		5		.31	2,847	57		2.00
Bank notes and other short-term borrowings	1,907		16		.84	5,931	130		2.20
Long-term debt (h)	9,455		275		3.16	10,392	382		3.94

Total interest-bearing liabilities	67,061		1,415		2.13	73,581	2,037		2.80

Noninterest-bearing deposits	12,964					10,596
Accrued expense and other liabilities	4,340					6,920
Discontinued liabilities — education lending business (f)	4,269					4,180

Total liabilities	88,634					95,277

Equity
Key shareholders’ equity	10,592					8,923
Noncontrolling interests	214					190

Total equity	10,806					9,113

Total liabilities and equity	$99,440					$104,390

Interest rate spread (TE)					2.36%				1.69%

Net interest income (TE) and net interest margin (TE)			2,406		2.83%		1,862	(e)	2.15	% (e)

TE adjustment (b)			26		.		(454)

Net interest income, GAAP basis			$2,380				$2,316

Average balances have not been adjusted prior to the third quarter of 2009 to reflect Key’s January 1, 2008, adoption of the applicable accounting guidance related to the offsetting of certain derivative contracts on the consolidated balance sheet.
(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (f) below, calculated using a matched funds transfer pricing methodology.

(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)	In late March 2009, Key transferred $1.5 billion of loans from the construction portfolio to the commercial mortgage portfolio in accordance with regulatory guidelines pertaining to the classification of loans that have reached a completed status.

(e)	During the fourth quarter of 2008, taxable-equivalent net interest income was reduced by $18 million as a result of an agreement reached with the IRS on all material aspects related to the IRS global tax settlement pertaining to certain leveraged lease financing transactions. During the second quarter of 2008, Key’s taxable-equivalent net interest income was reduced by $838 million following an adverse federal court decision on Key’s tax treatment of a leveraged sale-leaseback transaction. During the first quarter of 2008, Key increased its tax reserves for certain LILO transactions and recalculated its lease income in accordance with prescribed accounting standards. These actions reduced Key’s first quarter 2008 taxable-equivalent net interest income by $34 million. Excluding all of these reductions, the taxable-equivalent yield on Key’s commercial lease financing portfolio would have been 4.82% for 2008, and Key’s taxable-equivalent net interest margin would have been 3.13%.

(f)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.

(g)	Yield is calculated on the basis of amortized cost.

(h)	Rate calculation excludes basis adjustments related to fair value hedges.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

Noninterest Income
(in millions)

	Three months ended			Twelve months ended
	12-31-09	9-30-09	12-31-08	12-31-09	12-31-08
Trust and investment services income (a)	$117	$113	$131	$459	$509
Service charges on deposit accounts	82	83	90	330	365
Operating lease income	52	55	64	227	270
Letter of credit and loan fees	52	46	42	180	183
Corporate-owned life insurance income	36	26	33	114	117
Net securities gains (losses)	1	1	(5)	113	(2)
Electronic banking fees	27	27	25	105	103
Gains on leased equipment	15	22	19	99	40
Insurance income	16	18	15	68	65
Investment banking and capital markets income (loss) (a)	(47)	(26)	5	(42)	68
Net gains (losses) from principal investing	80	(6)	(37)	(4)	(54)
Net gains (losses) from loan securitizations and sales	(5)	—	4	(1)	(82)
Gain from sale/redemption of Visa Inc. shares	—	—	—	105	165
Gain (loss) related to exchange of common shares for capital securities	—	(17)	—	78	—
Other income:
Gain from sale of Key’s claim associated with the Lehman Brothers’ bankruptcy	—	—	—	32	—
Credit card fees	2	6	3	14	16
Miscellaneous income	41	34	(6)	158	84

Total other income	43	40	(3)	204	100

Total noninterest income	$469	$382	$383	$2,035	$1,847

(a)	Additional detail provided in tables below.
Trust and Investment Services Income
(in millions)

	Three months ended			Twelve months ended
	12-31-09	9-30-09	12-31-08	12-31-09	12-31-08
Brokerage commissions and fee income	$31	$37	$48	$151	$159
Personal asset management and custody fees	37	35	39	141	158
Institutional asset management and custody fees	49	41	44	167	192

Total trust and investment services income	$117	$113	$131	$459	$509

Investment Banking and Capital Markets Income (Loss)
(in millions)

	Three months ended			Twelve months ended
	12-31-09	9-30-09	12-31-08	12-31-09	12-31-08
Investment banking income	$29	$22	$7	$83	$85
Loss from other investments	(66)	(23)	(32)	(103)	(44)
Dealer trading and derivatives income (loss)	(21)	(36)	10	(70)	(34)
Foreign exchange income	11	11	20	48	61

Total investment banking and capital markets income (loss)	$(47)	$(26)	$5	$(42)	$68

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

Noninterest Expense
(dollars in millions)

	Three months ended			Twelve months ended
	12-31-09	9-30-09	12-31-08	12-31-09	12-31-08
Personnel (a)	$400	$380	$405	$1,514	$1,581
Net occupancy	67	63	66	259	259
Operating lease expense	50	46	55	195	224
Computer processing	49	48	51	192	187
Professional fees	63	41	50	184	138
FDIC assessment	37	40	3	177	10
OREO expense, net	25	51	6	97	16
Equipment	25	24	22	96	92
Marketing	22	19	25	72	87
Provision (credit) for losses on lending-related commitments	27	29	(5)	67	(26)
Intangible assets impairment	—	45	465	241	469
Other expense:
Postage and delivery	8	9	12	33	46
Franchise and business taxes	5	8	7	31	30
Telecommunications	6	7	8	26	30
Provision for losses on LIHTC guaranteed funds	—	1	7	17	17
Miscellaneous expense	87	90	87	353	316

Total other expense	106	115	121	460	439

Total noninterest expense	$871	$901	$1,264	$3,554	$3,476

Average full-time equivalent employees (b)	15,973	16,436	17,697	16,698	18,095

(a) Additional detail provided in table below.

(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.
Personnel Expense
(in millions)

	Three months ended			Twelve months ended
	12-31-09	9-30-09	12-31-08	12-31-09	12-31-08
Salaries	$229	$228	$238	$905	$949
Incentive compensation	76	58	76	222	279
Employee benefits	75	76	58	303	255
Stock-based compensation	15	12	11	51	50
Severance	5	6	22	33	48

Total personnel expense	$400	$380	$405	$1,514	$1,581

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

Loan Composition
(dollars in millions)

					Percent change 12-31-09 vs.
	12-31-09	9-30-09		12-31-08	9-30-09	12-31-08
Commercial, financial and agricultural	$19,248	$20,600		$27,260	(6.6)%	(29.4)%
Commercial real estate:
Commercial mortgage	10,457	11,169	(a)	10,819	(6.4)	(3.3)
Construction	4,739	5,473	(a)	7,717	(13.4)	(38.6)

Total commercial real estate loans	15,196	16,642		18,536	(8.7)	(18.0)
Commercial lease financing	7,460	7,787		9,039	(4.2)	(17.5)

Total commercial loans	41,904	45,029		54,835	(6.9)	(23.6)
Real estate — residential mortgage	1,796	1,763		1,908	1.9	(5.9)
Home equity:
Community Banking	10,052	10,158		10,124	(1.0)	(.7)
National Banking	834	880		1,051	(5.2)	(20.6)

Total home equity loans	10,886	11,038		11,175	(1.4)	(2.6)
Consumer other — Community Banking	1,181	1,189		1,233	(.7)	(4.2)
Consumer other — National Banking:
Marine	2,787	2,943		3,401	(5.3)	(18.1)
Other	216	231		283	(6.5)	(23.7)

Total consumer other — National Banking	3,003	3,174		3,684	(5.4)	(18.5)

Total consumer loans	16,866	17,164		18,000	(1.7)	(6.3)

Total loans (b)	$58,770	$62,193		$72,835	(5.5)%	(19.3)%

Loans Held for Sale Composition
(dollars in millions)

				Percent change 12-31-09 vs.
	12-31-09	9-30-09	12-31-08	9-30-09	12-31-08
Commercial, financial and agricultural	$14	$128	$102	(89.1)%	(86.3)%
Real estate — commercial mortgage	171	302	273	(43.4)	(37.4)
Real estate — construction	92	133	164	(30.8)	(43.9)
Commercial lease financing	27	29	7	(6.9)	285.7
Real estate — residential mortgage	139	110	77	26.4	80.5
Automobile	—	1	3	(100.0)	(100.0)

Total loans held for sale (c)	$443	$703	$626	(37.0)%	(29.2)%

(a)	In late March 2009, Key transferred $1.5 billion of loans from the construction portfolio to the commercial mortgage portfolio in accordance with regulatory guidelines pertaining to the classification of loans that have reached a completed status.

(b)	Excluded at December 31, 2009, September 30, 2009, and December 31, 2008, are loans in the amount of $3.5 billion, $3.6 billion and $3.7 billion, respectively, related to the discontinued operations of the education lending business.

(c)	Excluded at December 31, 2009, September 30, 2009, and December 31, 2008, are loans held for sale in the amount of $434 million, $341 million, and $401 million, respectively, related to the discontinued operations of the education lending business.

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

Summary of Loan Loss Experience from Continuing Operations
(dollars in millions)

	Three months ended			Twelve months ended
	12-31-09	9-30-09	12-31-08	12-31-09	12-31-08
Average loans outstanding	$60,533	$64,830	$73,284	$66,386	$72,801

Allowance for loan losses at beginning of period	$2,485	$2,339	$1,390	$1,629	$1,195
Loans charged off:
Commercial, financial and agricultural	232	180	132	838	332

Real estate — commercial mortgage	166	81	43	356	83
Real estate — construction	187	217	49	643	494

Total commercial real estate loans	353	298	92	999	577
Commercial lease financing	45	32	26	128	83

Total commercial loans	630	510	250	1,965	992
Real estate — residential mortgage	9	4	7	20	15
Home equity:
Community Banking	28	26	15	97	43
National Banking	20	20	17	74	47

Total home equity loans	48	46	32	171	90
Consumer other — Community Banking	17	19	13	67	44
Consumer other — National Banking:
Marine	41	35	30	154	85
Other	5	5	4	19	14

Total consumer other — National Banking	46	40	34	173	99

Total consumer loans	120	109	86	431	248

Total loans charged off	750	619	336	2,396	1,240
Recoveries:
Commercial, financial and agricultural	14	12	13	52	54

Real estate — commercial mortgage	1	—	—	2	1
Real estate — construction	6	1	—	9	2

Total commercial real estate loans	7	1	—	11	3
Commercial lease financing	6	5	5	22	20

Total commercial loans	27	18	18	85	77
Real estate — residential mortgage	1	—	—	1	1
Home equity:
Community Banking	1	1	1	4	3
National Banking	1	—	—	2	1

Total home equity loans	2	1	1	6	4
Consumer other — Community Banking	2	2	2	7	6
Consumer other — National Banking:
Marine	8	10	5	35	18
Other	2	1	1	5	3

Total consumer other — National Banking	10	11	6	40	21

Total consumer loans	15	14	9	54	32

Total recoveries	42	32	27	139	109

Net loan charge-offs	(708)	(587)	(309)	(2,257)	(1,131)
Provision for loan losses	756	733	551	3,159	1,537
Allowance related to loans acquired, net	—	—	—	—	32
Foreign currency translation adjustment	1	—	(3)	3	(4)

Allowance for loan losses at end of period	$2,534	$2,485	$1,629	$2,534	$1,629

Liability for credit losses on lending-related commitments at beginning of period	$94	$65	$59	$54	$80
Provision (credit) for losses on lending-related commitments	27	29	(5)	67	(26)

Liability for credit losses on lending-related commitments at end of period (a)	$121	$94	$54	$121	$54

Total allowance for credit losses at end of period	$2,655	$2,579	$1,683	$2,655	$1,683

Net loan charge-offs to average loans	4.64%	3.59%	1.67%	3.40%	1.55%
Allowance for loan losses to period-end loans	4.31	4.00	2.24	4.31	2.24
Allowance for credit losses to period-end loans	4.52	4.15	2.31	4.52	2.31
Allowance for loan losses to nonperforming loans	115.87	108.52	133.42	115.87	133.42
Allowance for credit losses to nonperforming loans	121.40	112.62	137.84	121.40	137.84

Discontinued operations — education lending business:
Loans charged off	$37	$39	$33	$147	$131
Recoveries	1	1	—	4	2

Net loan charge-offs	$(36)	$(38)	$(33)	$(143)	$(129)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)

	12-31-09	9-30-09	6-30-09	3-31-09	12-31-08
Commercial, financial and agricultural	$580	$679	$700	$595	$415

Real estate — commercial mortgage	473	566	454	310	128
Real estate — construction	566	702	716	546	436

Total commercial real estate loans	1,039	1,268	1,170	856	564
Commercial lease financing	113	131	122	109	81

Total commercial loans	1,732	2,078	1,992	1,560	1,060
Real estate — residential mortgage	73	68	46	39	39
Home equity:
Community Banking	107	103	101	91	76
National Banking	21	21	20	19	15

Total home equity loans	128	124	121	110	91
Consumer other — Community Banking	4	4	5	3	3
Consumer other — National Banking:
Marine	23	15	19	21	26
Other	2	1	2	2	2

Total consumer other — National Banking	25	16	21	23	28

Total consumer loans	230	212	193	175	161

Total nonaccrual loans	1,962	2,290	2,185	1,735	1,221
Restructured loans accruing interest (a), (b)	225	—	—	—	—

Total nonperforming loans	2,187	2,290	2,185	1,735	1,221

Nonperforming loans held for sale	116	304	145	72	90

OREO	191	187	182	147	110
Allowance for OREO losses	(23)	(40)	(11)	(4)	(3)

OREO, net of allowance	168	147	171	143	107

Other nonperforming assets	39	58	47	44	42

Total nonperforming assets	$2,510	$2,799	$2,548	$1,994	$1,460

Accruing loans past due 90 days or more	$331	$375	$552	$435	$413
Accruing loans past due 30 through 89 days	933	1,071	1,081	1,313	1,230
Restructured loans included in nonaccrual loans (a)	139	65	7	—	—
Nonperforming loans to period-end portfolio loans	3.72%	3.68%	3.25%	2.48%	1.68%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	4.25	4.46	3.77	2.84	2.00

(a)	Restructured loans (i.e. troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance. Restructured loans in compliance with their modified terms continue to accrue interest.

(b)	Amounts in prior periods are nominal, thus not disclosed.
Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)

	4Q09	3Q09	2Q09	1Q09	4Q08
Balance at beginning of period	$2,290	$2,185	$1,735	$1,221	$964
Loans placed on nonaccrual status	1,082	1,140	1,218	1,175	734
Charge-offs	(750)	(619)	(540)	(487)	(336)
Loans sold	(70)	(4)	(12)	(15)	(5)
Payments	(242)	(300)	(148)	(112)	(111)
Transfers to OREO or other nonperforming assets	(38)	(94)	(30)	(34)	(22)
Transfer to nonperforming loans held for sale	(23)	(5)	(30)	—	—
Loans returned to accrual status	(62)	(13)	(8)	(13)	(3)

Balance at end of period	$2,187	$2,290	$2,185	$1,735	$1,221

Summary of Changes in Other Real Estate Owned, Net of Allowance
(in millions)

	4Q09	3Q09	2Q09	1Q09	4Q08
Balance at beginning of period	$147	$171	$143	$107	$60
Properties acquired (a)	98	91	46	44	64
Valuation adjustments	(12)	(36)	(9)	(3)	(1)
Properties sold	(65)	(79)	(9)	(5)	(16)

Balance at end of period	$168	$147	$171	$143	$107

(a)	Properties acquired consist of those related to performing and nonperforming loans.

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

Line of Business Results
(dollars in millions)
Community Banking

						Percent change 4Q09 vs.
	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08
Summary of operations
Total revenue (TE)	$651	$629	$601	$601	$641	3.5%	1.6%
Provision for loan losses	228	143	187	81	102	59.4	123.5
Noninterest expense	503	486	492	461	473	3.5	6.3
Net income (loss) attributable to Key	(50)	—	(49)	37	41	N/M	N/M
Average loans and leases	26,667	27,408	28,237	28,940	29,164	(2.7)	(8.6)
Average deposits	52,529	52,954	52,689	51,560	51,051	(.8)	2.9
Net loan charge-offs	135	94	87	54	66	43.6	104.5
Net loan charge-offs to average loans	2.01%	1.36%	1.24%	.76%	.90%	N/A	N/A
Nonperforming assets at period end	$469	$459	$369	$315	$245	2.2	91.4
Return on average allocated equity	(5.87)%	—	(5.87)%	4.61%	5.08%	N/A	N/A
Average full-time equivalent employees	8,177	8,419	8,656	8,887	8,797	(2.9)	(7.0)

Supplementary information (lines of business)
Regional Banking
Total revenue (TE)	$544	$531	$509	$508	$551	2.4%	(1.3)%
Provision for loan losses	144	93	165	69	80	54.8	80.0
Noninterest expense	438	436	441	409	426	.5	2.8
Net income (loss) attributable to Key	(24)	1	(61)	19	28	N/M	N/M
Average loans and leases	19,076	19,347	19,746	20,004	20,022	(1.4)	(4.7)
Average deposits	47,570	48,551	48,717	47,784	47,426	(2.0)	.3
Net loan charge-offs	83	78	73	53	52	6.4	59.6
Net loan charge-offs to average loans	1.73%	1.60%	1.48%	1.07%	1.03%	N/A	N/A
Nonperforming assets at period end	$312	$280	$236	$200	$169	11.4	84.6
Return on average allocated equity	(4.06)%	.17%	(10.53)%	3.40%	5.02%	N/A	N/A
Average full-time equivalent employees	7,877	8,120	8,339	8,565	8,474	(3.0)	(7.0)

Commercial Banking
Total revenue (TE)	$107	$98	$92	$93	$90	9.2%	18.9%
Provision for loan losses	84	50	22	12	22	68.0	281.8
Noninterest expense	65	50	51	52	47	30.0	38.3
Net income (loss) attributable to Key	(26)	(1)	12	18	13	N/M	N/M
Average loans and leases	7,591	8,061	8,491	8,936	9,142	(5.8)	(17.0)
Average deposits	4,959	4,403	3,972	3,776	3,625	12.6	36.8
Net loan charge-offs	52	16	14	1	14	225.0	271.4
Net loan charge-offs to average loans	2.72%	.79%	.66%	.05%	.61%	N/A	N/A
Nonperforming assets at period end	$157	$179	$133	$115	$76	(12.3)	106.6
Return on average allocated equity	(10.00)%	(.38)%	4.71%	7.40%	5.23%	N/A	N/A
Average full-time equivalent employees	300	299	317	322	323	.3	(7.1)

KeyCorp Reports Fourth Quarter and 2009 Results
January 21, 2010

Line of Business Results (continued)
(dollars in millions)
National Banking

						Percent change 4Q09 vs.
	4Q09	3Q09	2Q09	1Q09	4Q08	3Q09	4Q08
Summary of operations
Total revenue (TE)	$421	$450	$507	$500	$506	(6.4)%	(16.8)%
Provision for loan losses	530	593	635	762	444	(10.6)	19.4
Noninterest expense	356	435	345	494	791	(18.2)	(55.0)
Loss from continuing operations attributable to Key	(291)	(359)	(295)	(544)	(631)	18.9	53.9
Net loss attributable to Key	(298)	(375)	(291)	(573)	(661)	20.5	54.9
Average loans and leases (a)	33,692	37,231	40,271	42,476	43,793	(9.5)	(23.1)
Average loans held for sale (a)	511	469	466	567	1,088	9.0	(53.0)
Average deposits	13,373	13,435	13,141	12,081	12,176	(.5)	9.8
Net loan charge-offs (a)	573	493	415	406	243	16.2	135.8
Net loan charge-offs to average loans (a)	6.75%	5.25%	4.13%	3.88%	2.21%	N/A	N/A
Nonperforming assets at period end (a)	$1,700	$1,811	$1,796	$1,401	$963	(6.1)	76.5
Return on average allocated equity (a)	(22.54)%	(26.59)%	(21.46)%	(40.09)%	(47.23)%	N/A	N/A
Return on average allocated equity	(23.09)	(27.79)	(21.22)	(42.34)	(49.48)	N/A	N/A
Average full-time equivalent employees (b)	2,668	2,780	2,895	3,013	3,287	(4.0)	(18.8)

Supplementary information (lines of business)
Real Estate Capital and Corporate Banking Services
Total revenue (TE)	$85	$125	$172	$172	$165	(32.0)%	(48.5)%
Provision for loan losses	344	372	462	470	153	(7.5)	124.8
Noninterest expense	119	135	106	137	96	(11.9)	24.0
Net loss attributable to Key	(237)	(237)	(246)	(292)	(53)	—	(347.2)
Average loans and leases	13,751	14,904	15,873	16,567	16,604	(7.7)	(17.2)
Average loans held for sale	273	248	231	269	511	10.1	(46.6)
Average deposits	10,389	10,624	10,582	9,987	10,390	(2.2)	—
Net loan charge-offs	434	309	274	218	81	40.5	435.8
Net loan charge-offs to average loans	12.52%	8.23%	6.92%	5.34%	1.94%	N/A	N/A
Nonperforming assets at period end	$1,076	$1,194	$1,119	$832	$543	(9.9)	98.2
Return on average allocated equity	(38.32)%	(36.35)%	(36.68)%	(47.37)%	(9.85)%	N/A	N/A
Average full-time equivalent employees	952	967	982	1,024	1,107	(1.6)	(14.0)

Equipment Finance
Total revenue (TE)	$98	$87	$102	$101	$86	12.6%	14.0%
Provision for loan losses	112	99	72	77	33	13.1	239.4
Noninterest expense	90	126	88	88	346	(28.6)	(74.0)
Net loss attributable to Key	(65)	(86)	(36)	(40)	(278)	24.4	76.6
Average loans and leases	7,724	8,462	8,769	9,091	9,548	(8.7)	(19.1)
Average loans held for sale	34	73	40	28	29	(53.4)	17.2
Average deposits	15	15	17	17	15	—	—
Net loan charge-offs	46	51	46	44	51	(9.8)	(9.8)
Net loan charge-offs to average loans	2.36%	2.39%	2.10%	1.96%	2.12%	N/A	N/A
Nonperforming assets at period end	$313	$278	$270	$215	$158	12.6	98.1
Return on average allocated equity	(40.17)%	(53.90)%	(23.18)%	(22.85)%	(125.25)%	N/A	N/A
Average full-time equivalent employees	672	731	766	781	858	(8.1)	(21.7)

Institutional and Capital Markets
Total revenue (TE)	$184	$187	$187	$172	$196	(1.6)%	(6.1)%
Provision for loan losses	15	29	38	32	53	(48.3)	(71.7)
Noninterest expense	127	138	122	182	324	(8.0)	(60.8)
Income (loss) from continuing operations attributable to Key	26	12	17	(56)	(192)	116.7	N/M
Net income (loss) attributable to Key	30	14	27	(78)	(191)	114.3	N/M
Average loans and leases	6,146	7,383	8,391	8,949	9,341	(16.8)	(34.2)
Average loans held for sale	203	147	194	268	545	38.1	(62.8)
Average deposits	2,647	2,450	2,331	1,773	1,442	8.0	83.6
Net loan charge-offs	10	49	11	45	38	(79.6)	(73.7)
Net loan charge-offs to average loans	.65%	2.63%	.53%	2.04%	1.62	N/A	N/A
Nonperforming assets at period end	$102	$75	$84	$58	$53	36.0	92.5
Return on average allocated equity (a)	9.71%	4.32%	6.02%	(18.63)%	(57.95)%	N/A	N/A
Return on average allocated equity	11.23	5.06	9.67	(26.25)	(57.65)	N/A	N/A
Average full-time equivalent employees (b)	789	813	869	913	939	(3.0)	(16.0)

Consumer Finance
Total revenue (TE)	$54	$51	$46	$55	$59	5.9%	(8.5)%
Provision for loan losses	59	93	63	183	205	(36.6)	(71.2)
Noninterest expense	20	36	29	87	25	(44.4)	(20.0)
Loss from continuing operations attributable to Key	(15)	(48)	(30)	(156)	(108)	68.8	86.1
Net loss attributable to Key	(26)	(66)	(36)	(163)	(139)	60.6	81.3
Average loans and leases (a)	6,071	6,482	7,238	7,869	8,300	(6.3)	(26.9)
Average loans held for sale (a)	1	1	1	2	3	—	(66.7)
Average deposits	322	346	211	304	329	(6.9)	(2.1)
Net loan charge-offs (a)	83	84	84	99	73	(1.2)	13.7
Net loan charge-offs to average loans (a)	5.42%	5.14%	4.65%	5.10%	3.50%	N/A	N/A
Nonperforming assets at period end (a)	$209	$264	$323	$296	$209	(20.8)	—
Return on average allocated equity (a)	(6.17)%	(18.40)%	(11.27)%	(58.91)%	(44.11)%	N/A	N/A
Return on average allocated equity	(10.69)	(25.30)	(13.52)	(61.55)	(56.77)	N/A	N/A
Average full-time equivalent employees (b)	255	269	278	295	383	(5.2)	(33.4)

(a)	From continuing operations.

(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful